Exhibit 10.5

AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is made as of February 9, 2005, by and among Syniverse Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), Syniverse Holdings, Inc., a Delaware corporation (the “Company”), Syniverse Technologies, Inc., a Delaware corporation (“Employer”), and F. Terry Kremian (“Executive”).

This Agreement amends and restates that certain Senior Management Agreement (the “Prior Agreement”), dated as of December 8, 2003, by and among Holdings LLC, Employer and Executive. The Company, Holdings LLC, Employer and Executive desire to amend and restate the Prior Agreement in order to facilitate a dissolution of Holdings LLC and an initial public offering of the Company’s common stock.

Holdings LLC and Executive entered into the Prior Agreement pursuant to which Executive purchased, and Holdings LLC sold, 900,900.90 of Holdings LLC’s Common Units (the “Common Units”). The Common Units acquired by Executive pursuant to Section 1(a) of the Prior Agreement are referred to herein as “Carried Units”. Certain definitions are set forth in Section 9 of this Agreement.

Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, GTCR Fund VII, L.P., a Delaware limited partnership (“GTCR Fund VII”), GTCR Fund VII/A, L.P., a Delaware limited partnership (“GTCR Fund VII/A”), GTCR Co-Invest, L.P., a Delaware limited partnership (“GTCR Co-Invest”, together with GTCR Fund VII, GTCR Fund VII/A and any other investment fund managed by GTCR Golder Rauner, L.L.C., each an “Investor” and collectively, the “Investors”).

Employer desires to employ Executive on the terms and conditions set forth herein, and Executive is willing to accept such employment on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (i) the parties to the Prior Agreement hereby amend and restate the Prior Agreement, effective as of immediately prior to the earlier of (x) the distribution by Holdings LLC to its members of the outstanding capital stock of the Company and (y) the consummation of the initial Public Offering of the Company’s common stock (such shares, the “Common Shares” and such date, the “Effective Date”) and (ii) the parties to this Agreement hereby agree as follows:

PROVISIONS RELATING TO CARRIED SHARES

1. Acquisition of Carried Shares.

(a) On the Effective Date, Executive will acquire 395,957 Common Shares and 4.227 shares of Class A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), from Holdings LLC as a distribution with respect to the 900,900.90 Carried Units acquired by Executive pursuant to the Prior Agreement. The Common Shares and Preferred Shares acquired by Executive pursuant to this Section 1(a) are sometimes referred to herein as “Carried Shares.” On or promptly following the Effective Date, the Company will deliver to Executive (i) certificates representing the Preferred Shares and any such Common Shares that are vested as of the Effective Date pursuant to Section 2 hereof, and (ii) copies of the certificates representing any such Common Shares that are not then vested pursuant to Section 2 hereof. In exchange, Executive hereby authorizes Holdings LLC and the Company to cancel on the Effective Date the certificate or certificates representing the Carried Units.

(b) Within 30 days after the acquisition of the Common Shares hereunder, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

(c) Until the occurrence of a Sale of the Company, any certificates evidencing Carried Shares that are not vested as of the Effective Date shall be held by the Company for the benefit of Executive and the other holder(s) of Carried Shares. Upon the occurrence of a Sale of the Company, the Company will return any such certificates for the Carried Shares to the record holders thereof. At the written request of the Executive, the Company shall provide, not more than once per calendar quarter, certificates evidencing Carried Shares that have then vested to the record holder thereof.

(d) In connection with the acquisition of the Common Shares and Preferred Shares hereunder, Executive represents and warrants to the Company that:

(i) Executive is an executive officer of the Employer or a Subsidiary, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Common Shares;

(ii) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject; and

(iii) Executive is a resident of the State of Washington.

(e) As an inducement to the Company to issue the Carried Shares to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Carried Shares to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company, Employer or their respective Subsidiaries or affect the right of the Company, Employer or their respective Subsidiaries to terminate Executive’s employment at any time for any reason.

(f) Concurrently with the execution of this Agreement, Executive shall execute in blank ten stock transfer powers in the form of Exhibit B attached hereto (the “Stock Powers”) with respect to the Common Shares and shall deliver such Stock Powers to the

Company. The Stock Powers shall authorize the Company to assign, transfer and deliver the Common Shares to the appropriate acquiror thereof pursuant to Section 3 below and under no other circumstances.

(g) Executive is neither a party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, nonsolicitation agreement or confidentiality agreement.

2. Vesting of Carried Shares.

(a) The Preferred Shares and 79,191 Common Shares issued to Executive in respect of the Carried Units that have vested pursuant to the Prior Agreement will be vested when issued and the remaining 316,766 Common Shares shall be subject to vesting in the manner specified in this Section 2. Except as otherwise provided in Section 2(b) below, 6.25% of the remaining Common Shares will become vested on each Quarter Date such that on December 8, 2008, the Common Shares will be 100% vested, in each case, however, if and only if as of each such Quarter Date Executive has been continuously employed by the Company, Employer or any of their respective Subsidiaries from the date of this Agreement through and including such Quarter Date.

(b) Upon the occurrence of a Sale of the Company, all Carried Shares that have not yet become vested shall become vested at the time of such event, if as of the date of such event Executive is still employed by the Company, Employer or any of their respective Subsidiaries. Carried Shares that have become vested are referred to herein as “Vested Shares.” All Carried Shares that have not vested are referred to herein as “Unvested Shares.”

3. Repurchase Option.

(a) In the event Executive ceases to be employed by the Company, Employer or their respective Subsidiaries for any reason (the “Separation”), the Unvested Shares (whether held by Executive or one or more of Executive’s transferees, other than the Company) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”). The Company may assign its repurchase rights set forth in this Section 3 to any Person.

(b) In the event of a Separation the purchase price for each Unvested Share will be the lesser of (i) Executive’s Original Cost for the Carried Unit(s) in respect of which such Share was issued to Executive and (ii) the Fair Market Value of such Share as of the date of the Repurchase Notice (defined below).

(c) The Board may elect to purchase all or any portion of the Unvested Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Unvested Shares within ninety (90) days after the Separation. The Repurchase Notice will set forth the number of Unvested Shares to be acquired from each holder, the aggregate consideration to be paid for such Unvested Shares and the time and place for the closing of the transaction. The number of Unvested Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Unvested Shares held by Executive at the time of delivery of the Repurchase Notice. If the number of Unvested Shares then held by Executive is less than the total number of Unvested Shares which the Company has elected to purchase, the Company shall purchase the remaining Unvested Shares elected to be purchased from the other holder(s) of Unvested Shares under this Agreement, pro rata according to the number of Unvested Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The number of Unvested Shares to be repurchased hereunder will be allocated among Executive and the other holders of Unvested Shares (if any) pro rata according to the number of Unvested Shares to be purchased from such Person.

(d) Intentionally omitted.

(e) The closing of the purchase of the Unvested Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of such notice. The Company will pay for the Unvested Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Executive to the Company and will pay the remainder of the purchase price by a check or wire transfer of funds. The Company will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers’ signatures be guaranteed.

(f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Unvested Shares by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware General Corporation Law or such other governing corporate law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Unvested Shares hereunder which the Company is otherwise entitled to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases (x) as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions or (y) by means of a subordinated note payable in up to three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time by JPMorgan Chase & Co., a New York banking corporation, as the Board may elect in its discretion.

(g) Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of the Unvested Shares is finally determined to be an amount at least 10% greater than the per Share repurchase price for such Unvested Shares in the Repurchase Notice, the Company shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Unvested Shares elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Unvested Shares during the thirty-day period beginning on the date that the Company is given written notice that the Fair Market Value of Unvested Shares was finally determined to be an amount at least 10% greater than the per share repurchase price for Unvested Shares set forth in the Repurchase Notice.

(h) Intentionally omitted.

4. Restrictions on Transfer of Carried Shares.

(a) Transfer of Carried Shares. The holders of Carried Shares shall not Transfer any interest in any Carried Shares, except pursuant to (i) the provisions of Section 3 hereof, (ii) a sale of the Company approved by the Board and the holders of a majority of the Common Shares then outstanding (an “Approved Sale”) or (iii) the provisions of Section 4(b) below.

(b) Certain Permitted Transfers. The restrictions in this Section 4 will not apply with respect to any Transfer of Carried Shares made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in the case of any mental incapacity or among such Person’s Family Group, (ii) in connection with the Company’s initial Public Offering of the Common Shares upon the underwriters’ exercise of their option to purchase additional Common Shares to the extent set forth in the Company’s Registration Statement on Form S-1 (Registration No. 333-120444) filed with the Securities and Exchange Commission on November 12, 2004, as amended, or (iii) at such time as the Investors sell Common Shares to any unaffiliated third party, but in the case of this clause (iii) only an amount of shares (the “Transfer Amount”) equal to the lesser of (A) the number of Vested Shares owned by Executive and (B) the number of Common Shares owned by Executive multiplied by a fraction (the “Transfer Fraction”), the numerator of which is the number of Common Shares sold by the Investors in such sale and the denominator of which is the total number of Common Shares held by the Investors prior to the sale; provided that, if at the time of such sale of Common Shares by the Investors, Executive chooses not to Transfer the Transfer Amount, Executive shall retain the right to Transfer an amount of Common Shares at a future date equal to the lesser of (x) the number of Vested Shares owned by Executive at such future date and (y) the number of Common Shares owned by Executive at such future date multiplied by the Transfer Fraction; provided further that the restrictions contained in this Section 4 will continue to be applicable to the Carried Shares after any Transfer of the type referred to in clause (i) above and the transferees of such Carried Shares must agree in writing to be bound by the provisions of this Agreement. Any transferee of Carried Shares pursuant to a Transfer in accordance with the provisions of this Section 4(b)(i) is herein referred to as a “Permitted Transferee.” Upon the Transfer of Carried Shares pursuant to this Section 4(b), the transferring holder of Carried Shares will deliver a written notice (a “Transfer Notice”) to the Company. In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c) Termination of Restrictions. The restrictions set forth in this Section 4 will continue with respect to each Carried Share until the earlier of (i) the date on which such Carried Shares have been transferred in a Public Sale permitted by this Section 4, or (ii) the consummation of an Approved Sale.

5. Additional Restrictions on Transfer of Carried Shares.

(a) Legend. The certificates representing the Carried Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF FEBRUARY 9, 2005, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED SENIOR MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF FEBRUARY 9, 2005. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) Opinion of Counsel. No holder of Carried Shares may Transfer any Carried Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company a written notice describing in reasonable detail the proposed Transfer, together with an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. In addition, if the holder of the Carried Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Carried Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Carried Shares which do not bear the Securities Act portion of the legend set forth in Section 5(a). If the Company is not required to deliver new certificates for such Carried Shares not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.

PROVISIONS RELATING TO EMPLOYMENT

6. Employment. Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of December 8, 2003 and ending upon his separation pursuant to Section 6(c) hereof (the “Employment Period”).

(a) Position and Duties.

(i) During the Employment Period, Executive shall serve as the Chief Operating Officer of Employer and its Subsidiaries and shall have the normal duties, responsibilities and authority implied by such position, subject to the power of the Chief Executive Officer and the Board to expand or limit such duties, responsibilities and authority and to override actions of Executive.

(ii) Executive shall report to the Chief Executive Officer and/or the President of Employer and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries.

(b) Salary, Bonus and Benefits. During the Employment Period, Employer will pay Executive a base salary (the “Annual Base Salary”) of $275,000 per annum, subject to any increases as determined by the Board based upon the Company’s achievements of budgetary and other objectives set by the Board. For any fiscal year, Executive shall be eligible for an annual bonus of up to 50% of the Executive’s then applicable Annual Base Salary based upon the achievement by the Company, Employer and their Subsidiaries of budgetary and other objectives set by the Board; provided that with respect to the first year for which Executive is eligible for a bonus, such bonus shall be paid on a pro rata basis based upon that portion of the year that remained after the date of this Agreement. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the senior management of the Company, Employer and their Subsidiaries. If at any time during the Employment Period, any action or proceeding is commenced against Executive for any breach of that certain Severance Agreement and Full General Release, dated as of June 6, 2003, by and between VeriSign, Inc. (“VeriSign”) and Executive (the “Severance Agreement”), the Company shall reimburse Executive for reasonable attorneys’ fees of one counsel, which counsel shall be acceptable to the Company, in an aggregate amount not to exceed $250,000 and if Executive is required to forfeit to such former employer all or any portion of his severance payment received from such former employer pursuant to Section A.1. of the Severance Agreement, the Company shall reimburse Executive for such amount; provided that Employer shall have the right, at its option, to participate in the defense and jointly control the handling of any claim, suit, judgment or matter for which reimbursement is sought pursuant to this Section 6(b). Executive shall not admit any liability with respect to, settle, compromise or discharge any such claim, suit, judgment or matter without Employer’s prior written consent, which consent shall not be unreasonably withheld. In addition, Executive agrees to cooperate in the defense of any claim, suit, judgment or matter which is brought against the Company or Employer in connection with the Severance Agreement, including, without limitation, by providing to the Company and Employer records and information that are reasonably relevant to such claim, suit, judgment or matter and making himself available to provide additional information and explanation of any materials provided hereunder. If Executive has been continuously employed by the Company, Employer or any of their respective Subsidiaries from the date of this Agreement through and including June 8, 2005 and the Company has not become obligated as of such date to reimburse Executive for reasonable attorneys’ fees pursuant to this Section 6(b) in excess of an aggregate of $100,000, Employer will pay Executive an additional bonus in an aggregate amount equal to $50,000 on or prior to July 8, 2005.

(c) Location. Executive’s work location and travel shall follow a three-week cycle pursuant to which Executive will work out of Employer’s Tampa office during the first two weeks of the cycle and will work out of Employer’s Seattle office during the third week of the cycle (it being understood that Executive will, as a general matter, travel to Tampa on the first Monday of such cycle and return to Seattle on the second Friday of such cycle). All reasonable living expenses in Tampa and reasonable travel expenses for travel between Seattle and Tampa will be paid by Employer.

(d) Separation. The Employment Period will continue until (i) Executive’s resignation without Good Reason, disability (as determined by the Board in its good faith judgment) or death or (ii) Employer decides to terminate Executive’s employment with Cause; (iii) Employer decides to terminate Executive’s employment without Cause or (iv) Executive terminates his employment for Good Reason. If Executive’s employment is terminated by Employer without Cause pursuant to clause (iii) above or by Executive for Good Reason pursuant to clause (iv) above, during the six-month period commencing on the date of termination (the “Initial Severance Period”), Employer shall pay to Executive each month during the Initial Severance Period an aggregate amount equal to 1/12th of his Annual Base Salary in effect as of the end of the Employment Period, payable in equal installments on the Employer’s regular salary payment dates; provided that, if Executive has been continuously employed by the Company, Employer or any of their respective Subsidiaries from the date of this Agreement through and including December 31, 2004, the Initial Severance Period will be automatically extended as of such date for an additional six-month period. Employer may (in its sole discretion) elect to extend the Initial Severance Period for up to three additional six-month periods (each an “Additional Severance Period”) by providing Executive written notice of such extension no less than 60 days prior to the last day of the Initial Severance Period or the then effective Additional Severance Period and paying Executive during each month of any such Additional Severance Period an additional amount equal to 1/12th of his Annual Base Salary, payable in equal installments on the Employer’s regular salary payment dates. (The Initial Severance Period and all applicable Additional Severance Periods are collectively referred to herein as the “Severance Period”). The amounts payable pursuant to this Section 6(d) shall be reduced by the amount of any compensation Executive earns or receives with respect to any other employment during the period in which he is receiving severance. Upon request from time to time, Executive shall furnish Employer with a true and complete certificate specifying any such compensation earned or received by him while receiving any severance payments from Employer.

7. Confidential Information.

(a) Obligation to Maintain Confidentiality. Executive acknowledges that the information, observations and data obtained by him during the course of his performance under this Agreement concerning the business and affairs of the Company, Employer and their respective Subsidiaries and Affiliates are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s and their respective Subsidiaries’ business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of such information, observations or data without the Board’s prior written consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

(b) Ownership of Property. Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses,

drawings, reports, and all similar or related information (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

(c) Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries’ and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of Section 7(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company, Employer or their respective Subsidiaries or Affiliates who need to know such information in connection with their work for the Company, Employer or their respective Subsidiaries or Affiliates) or use, except in connection with his work for the Company, Employer or their respective Subsidiaries or Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing or required by applicable law or by judicial, legislative or regulatory process.

(d) Use of Information of Prior Employers. During the Employment Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not make use of in the performance of his duties or bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person. Executive represents that he has delivered to all such former employers as of the date hereof all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of such former employers (including, without limitation, all acquisition prospects, lists and contact information). Executive acknowledges and agrees that Executive’s employment with the Company is not in any way conditioned upon Executive’s possession or use of such information. Executive will use in the performance of his duties only information which is (i) generally known and used by Persons with training and experience comparable to Executive’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person. Executive agrees to promptly notify the Chief Executive Officer of the Company if in the performance of his duties Executive would be required to use information other than as permitted by the immediately preceding sentence. In such event, the Company shall make appropriate arrangements such that Executive will not be required to use such information.

8. Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company and Employer and such Subsidiaries. Therefore, Executive agrees that:

(a) Noncompetition. During the Employment Period and (i) in the event of a termination of Executive’s employment by Employer without Cause or the Executive for Good Reason, the Severance Period or (ii) in the event of a termination of Executive’s employment for any other reason, for a period of two years thereafter (collectively, the “Noncompete Period”), he shall not, anywhere in the world, directly or indirectly (A) own, manage, control, participate in, consult with, render services for, any of the businesses listed on Schedule 8(a) attached hereto or any business in which the Company, Employer or any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or their respective Subsidiaries during the six-month period immediately prior to the Separation, or (B) start or in any way participate in the creation of any business relating primarily to the provision of interoperability solutions, clearing and settlement services, software and network services and related services to telecommunications companies and other third parties that compete with the businesses of the Company, Employer or their respective Subsidiaries; provided, however, that the Executive may own up to 1% of any class of an issuer’s publicly traded securities. Subject to Executive’s consent (which consent shall not be unreasonably withheld), Employer will be entitled to update Schedule 8(a) from time to time as appropriate to reflect the addition of competing businesses that may emerge after the date of this Agreement that provide solutions and services that compete directly with the businesses of the Company, Employer or their respective Subsidiaries.

(b) Nonsolicitation.

(i) The parties hereto acknowledge and agree that Executive’s performance of his duties under this Agreement is intended to comply with the restrictions set forth in the Severance Agreement. Accordingly, for the period extending from the date hereof through June 6, 2005, Executive shall not directly or indirectly (A) induce or attempt to induce any employee of VeriSign or a Subsidiary of VeriSign as of June 6, 2003 to leave the employ of such former employer or such Subsidiary or in any way interfere with the relationship between such former employer or any such Subsidiary and any employee thereof, (B) sell, or be involved in any effort to sell, products or services to any customer of VeriSign Telecommunication Services as of June 6, 2003 for products or services of the type offered by Employer, unless such customer is a customer of the Employer as of the date hereof, or (C) induce or attempt to induce any customer or supplier of VeriSign Telecommunication Services as of June 6, 2003 to cease doing business with VeriSign or a Subsidiary of VeriSign or in any way interfere with the relationship between any such customer or supplier and VeriSign or a Subsidiary of VeriSign.

(ii) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, Employer or their respective Subsidiaries to leave the employ of the Company, Employer or such Subsidiary, or in any way interfere with the relationship between the Company, Employer and any of their respective Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company, Employer or any of their respective Subsidiaries within one year prior to the time such employee was hired by Executive, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company, Employer or any of their respective Subsidiaries to cease doing business with the Company, Employer or such Subsidiary or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company and any Subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company, Employer or any of their respective Subsidiaries and with which the Company, Employer and any of their respective Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, Employer or any of their respective Subsidiaries in the two-year period immediately preceding a Separation.

(c) Enforcement. If, at the time of enforcement of Section 7 or this Section 8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive’s services are unique and because Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or Affiliates or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section 8 are in consideration of: (i) employment with the Employer, (ii) the issuance of the Carried Shares by the Company and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 7 and this Section 8 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be international in scope and without geographical limitation, (ii) notwithstanding the state of incorporation or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the world, and (iii) as part of his responsibilities, Executive will be traveling in furtherance of Employer’s business and its relationships. Executive agrees and acknowledges that the potential harm to the Company and Employer and their respective Subsidiaries of the non-enforcement of Section 7 and this Section 8 outweighs any potential harm to Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and Employer now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

GENERAL PROVISIONS

9. Definitions.

“Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor.

“Board” means the Board of Directors of the Company.

“Carried Shares” will continue to be Carried Shares in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Carried Shares will succeed to all rights and obligations attributable to Executive as a holder of Carried Shares hereunder. Carried Shares will also include equity of the Company (or a corporate successor to the Company) issued with respect to Carried Shares (i) by way of a stock split, stock dividend, conversion, or other recapitalization or (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering. Notwithstanding the foregoing, all Unvested Shares shall remain Unvested Shares after any Transfer thereof.

“Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving material dishonesty or fraud with respect to the Company, Employer or any of their respective Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company, Employer or any of their respective Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board, (iv)

gross negligence or willful misconduct with respect to the Company, Employer or any of their respective Subsidiaries, (v) any breach of Sections 6(a)(ii), 7 or 8 of this Agreement, (vi) a determination by a court or tribunal of competent jurisdiction that Executive has breached the terms of any severance or non-compete agreement with a former employer or (vii) Executive being enjoined or otherwise prohibited from carrying out any of his duties under this Agreement in connection with Executive’s obligations under the Severance Agreement.

“Fair Market Value” of Carried Shares means the average of the closing prices of the sales of such Carried Shares on all securities exchanges on which such Carried Shares may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Carried Shares is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Carried Shares are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time such Carried Shares are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Carried Shares as determined in good faith by the Board. If Executive reasonably disagrees with such determination, Executive shall deliver to the Board a written notice of objection within ten days after delivery of a Repurchase Notice. Upon receipt of Executive’s written notice of objection, the Board and Executive will negotiate in good faith to agree on such Fair Market Value. If such agreement is not reached within 30 days after the delivery of the Repurchase Notice, Fair Market Value shall be determined by an appraiser jointly selected by the Board and Executive, which appraiser shall submit to the Board and Executive a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice, within seven days, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four firms. The expenses of such appraiser shall be borne by Executive unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board, in which case, the expenses of the appraiser shall be borne by the Company. The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

“Family Group” means, with respect to a Person who is an individual, such Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“Good Reason” means without the Executive’s consent, (i) requiring Executive to be permanently relocated outside of a 100 mile radius from Tampa, Florida (it being understood that Executive shall be required to travel to the extent necessary to meet the needs of Employer and its business); (ii) the removal of Executive’s title as chief financial officer; (iii) Executive ceasing to report to the Chief Executive Officer and/or President; or (v) any material reduction, in the aggregate, of the benefits or salary provided to Executive pursuant to Section 6(b), other than in connection with a reduction in benefits or salary generally applicable to senior executives of the Employer.

“Original Cost” means, with respect to each Common Unit acquired under the Prior Agreement, $0.0333 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company or a corporate successor to the Company.

“Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

“Quarter Date” means March, June, September and December of each year beginning on March 8, 2005 and ending on December 8, 2008.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Person or group of related Persons other than the Investors or their Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to Employer:

Syniverse Technologies, Inc.

One Tampa City Center

Suite 700

Tampa, Florida 33602

Attention:     Robert Garcia, Jr.

with copies to:

GTCR Fund VII, L.P.

GTCR Fund VII/A, L.P.

GTCR Co-Invest, L.P.

GTCR Capital Partners, L.P.

c/o GTCR Golder Rauner, L.L.C.

6100 Sears Tower

Chicago, Illinois 60606-6402

Attention:     David A. Donnini

             Collin E. Roche

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:     Stephen L. Ritchie, P.C.

If to the Company:

Syniverse Holdings, Inc.

One Tampa City Center

Suite 700

Tampa, Florida 33602

Attention:     Robert Garcia, Jr.

with copies to:

GTCR Fund VII, L.P.

GTCR Fund VII/A, L.P.

GTCR Co-Invest, L.P.

GTCR Capital Partners, L.P.

c/o GTCR Golder Rauner, L.L.C.

6100 Sears Tower

Chicago, Illinois 60606-6402

Attention:     David A. Donnini

             Collin E. Roche

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:     Stephen L. Ritchie, P.C.

If to Executive:

Terry Kremian

12919 53rd Avenue, N.W.

Gig Harbor, WA. 98332

If to the Investors:

GTCR Fund VII, L.P.

GTCR Fund VII/A, L.P.

GTCR Co-Invest, L.P.

GTCR Capital Partners, L.P.

c/o GTCR Golder Rauner, L.L.C.

6100 Sears Tower

Chicago, Illinois 60606-6402

Attention:     David A. Donnini

             Collin E. Roche

with a copy to:

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:     Stephen L. Ritchie, P.C.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

11. General Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Carried Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Carried Shares as the owner of such equity for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Employer, the Investors and their respective successors and assigns (including subsequent holders of Carried Shares); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Carried Shares hereunder.

(f) Choice of Law. The General Corporation Law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(g) Remedies. Each of the parties to this Agreement (including the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer, Executive and the Investors. The right of the Investors under this Section 11(h) shall terminate upon the later of (i) the Investors failing to hold at least 37.5% of the Common Shares owned by the Investors immediately after the consummation of the Company’s initial Public Offering and (ii) the date that all Carried Shares have vested pursuant to Section 2(a).

(i) Insurance. The Company or Employer, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available. Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

(j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(k) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company, Employer and their respective Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity. In the event the Company or its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(l) Reasonable Expenses. The Company agrees to pay the reasonable fees and expenses of Executive’s counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

(m) Termination. This Agreement (except for the provisions of Sections 6(a) and (b)) shall survive a Separation and shall remain in full force and effect after such Separation.

(n) Adjustments of Numbers. All numbers set forth herein that refer to stock prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of stock and other recapitalizations affecting the subject class of equity.

(o) Deemed Transfer of Carried Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Carried Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or any other Person acquiring securities) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

(p) No Pledge or Security Interest. The purpose of the Company’s retention of Executive’s certificates in respect of Unvested Shares and executed security powers is solely to facilitate the repurchase provisions set forth in Section 3 herein and does not constitute a pledge by Executive of, or the granting of a security interest in, the underlying equity.

(q) Rights Granted to GTCR Fund VII and its Affiliates. Any rights granted to GTCR Fund VII, GTCR Fund VII/A, GTCR Co-Invest, GTCR Capital Partners, L.P. and their Affiliates hereunder may also be exercised (in whole or in part) by their respective designees (which designees may be Affiliates of GTCR Fund VII, GTCR Fund VII/A, GTCR Capital Partners, L.P. and/or GTCR Co-Invest).

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Senior Management Agreement on the date first written above.

SYNIVERSE HOLDINGS, INC.

By:	/s/ G. EDWARD EVANS
Its:	Chief Executive Officer

SYNIVERSE TECHNOLOGIES, INC.

By:	/s/ G. EDWARD EVANS
Its:	Chief Executive Officer

/s/ F. TERRY KREMIAN
F. Terry Kremian

Agreed and Accepted:

SYNIVERSE HOLDINGS, LLC

By:	/s/ G. EDWARD EVANS
Name:	G. Edward Evans
Its:	Chief Executive Officer

GTCR FUND VII, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ PHILIP A. CANFIELD
Name:	Philip A. Canfield
Its:	Principal

GTCR FUND VII/A, L.P.

By:	GTCR Partners VII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ PHILIP A. CANFIELD
Name:	Philip A. Canfield
Its:	Principal

GTCR CO-INVEST, L.P.

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ PHILIP A. CANFIELD
Name:	Philip A. Canfield
Its:	Principal

GTCR CAPITAL PARTNERS, L.P.

By:	GTCR Mezzanine Partners, L.P.
Its:	General Partner

By:	GTCR Partners VI, L.P.
Its:	General Partner

By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner

By:	/s/ PHILIP A. CANFIELD
Name:	Philip A. Canfield
Its:	Principal